CROSSWALK.COM, INC.                                                   EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE                                     ----------
31-DEC-01

                                                                       YEAR ENDED DECEMBER 31, 2001

                                                                                                     DILUTED          BASIC
BASIC EARNINGS PER SHARE:                    NET SHARES   TOTAL     GRANT/PURCH.      DAYS          WEIGHTED        WEIGHTED
                                               ADDED      SHARES        DATE       OUTSTANDING       SHARES          SHARES
                                             ---------  ---------  -------------  -------------  -------------   -------------
Beginning balance                                       7,926,971       01/01/01         365     2,893,344,415   2,893,344,415

Grant/Exercise of stock options and
purchase warrants:                                         45,730       01/01/98         181         8,277,130              --

Exercise of stock options in period:             7,500      7,500       05/02/01         244         1,830,000       1,830,000
                                                 2,500      2,500       05/09/01         237           592,500         592,500
                                                16,250     16,250       05/16/01         230         3,737,500       3,737,500
                                                 1,500      1,500       05/24/01         222           333,000         333,000
                                                 5,000      5,000       06/11/01         204         1,020,000       1,020,000
-------------------------------------------             ------------------------                 -----------------------------
End of period                                           7,959,721      7,959,721                 2,909,134,545   2,900,857,415
Days outstanding from beginning of period                                                                  365             365
-------------------------------------------                                                      -----------------------------
Weighted average number of common shares
outstanding                                                                                          7,970,232       7,947,555

Net loss                                                                                            (4,784,514)     (4,784,514)
-------------------------------------------                                                      -----------------------------
Net loss per share:  diluted and basic                                                                   (0.60)          (0.60)
===========================================                                                      =============================


CROSSWALK.COM, INC.
COMPUTATION OF EARNINGS PER SHARE
31-DEC-01

                                                                       THREE MONTHS ENDED DECEMBER 31, 2001

                                                                                                     DILUTED          BASIC
BASIC EARNINGS PER SHARE:                    NET SHARES   TOTAL     GRANT/PURCH.      DAYS          WEIGHTED        WEIGHTED
                                               ADDED      SHARES        DATE       OUTSTANDING       SHARES          SHARES
                                             ---------  ---------  -------------  -------------  -------------   -------------
Beginning balance                                       7,959,721     10/01/01          92         732,294,332     732,294,332

Grant/Exercise of stock options and
purchase warrants:
Assumed issued and outstanding -
beginning of period                                        45,730     01/01/98          91           4,161,430              --

Exercise of Stock Options in period:
-------------------------------------------             ---------                                -----------------------------
End of period                                           7,959,721                                  736,455,762     732,294,332
Days outstanding from beginning of period                                                                   92              92
-------------------------------------------                                                      -----------------------------
Weighted average number of common shares outstanding                                                 8,004,954       7,959,721

Net loss                                                                                            (1,123,567)     (1,123,567)
-------------------------------------------                                                      -----------------------------
Net loss per share:  diluted and basic                                                                   (0.14)          (0.14)
===========================================                                                      =============================